SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 20, 1995
                                (Date of Report)



                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)




Item 5.  Other Events.
         ------------


    As previously disclosed, the Corporation and several of its subsidiaries are defendants in approximately 220 suits involving over 9,000 plaintiffs in several state courts in Mississippi. These suits allege a variety of torts, including nuisance and infliction of emotional distress. Two verdicts against the Corporation awarding a total of $241,000 in compensatory damages and $4 million in punitive damages were appealed by the Corporation. On October 19, 1995, the Mississippi Supreme Court reversed the judgment in one of those cases, Ferguson
                                                                       --------
et al. v. Leaf River Forest Products, Inc. et al.  In Ferguson, compensatory
-------------------------------------------------     --------
damages of $200,000 and $3,000,000 in punitive damages were assessed against the Corporation. The Mississippi Supreme Court ruled that the plaintiffs failed to prove that the defendants had caused any emotional distress or created a nuisance with respect to the plaintiffs' properties. The Court also ruled that the plaintiffs had failed to show that the defendants' conduct constituted intentional, willful, wanton or grossly negligent behavior. The Court reversed the lower court verdict and ordered judgment for the defendants. No decision has been issued by the Mississippi Supreme Court in the other case on appeal, Simmons v. Leaf River Forest Products, Inc. et al.
--------------------------------------------------



                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  October 20, 1995


                                  GEORGIA-PACIFIC CORPORATION



                                  By /s/ James F. Kelley
                                     ---------------------------
                                    James F. Kelley
                                    Senior Vice President - Law and
                                     General Counsel